UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-12669

South Carolina	57-0799315
(State of incorporation)	(I.R.S. Employer Identification No.)

520 Gervais Street
Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class: Common Stock	Trading Symbol	Name of each exchange on which registered
$2.50 par value	SSB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2020, South State Corporation (“South State”) held a special meeting of shareholders (the “special meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of January 25, 2020 (the “merger agreement”), by and between CenterState Bank Corporation (“CenterState”) and South State, which provides, among other things and subject to the terms and conditions set forth therein, that CenterState will merge with and into South State (the “merger”), with South State as the surviving corporation.

As of April 14, 2020, the record date for the special meeting, there were 33,464,420 shares of common stock, par value $2.50 per share, of South State (“Common Stock”) outstanding, each of which was entitled to one vote for each proposal at the special meeting. At the special meeting, a total of 26,383,056 shares of Common Stock, representing approximately 78.84% of the shares of Common Stock outstanding and entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the special meeting, the following proposals were considered:

1.	a proposal to approve the merger agreement (the “South State merger proposal”);

2.	a proposal to approve an amendment to South State’s articles of incorporation to increase the number of authorized shares of South State common stock from 80,000,000 shares to 160,000,000 shares (such amendment, the “South State articles amendment” and such proposal, the “South State authorized share count proposal”);

3.	a proposal to approve, on an advisory (non-binding) basis, the merger-related named executive officer compensation that will or may be paid to South State’s named executive officers in connection with the merger (the “South State compensation proposal”); and

4.	a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the South State merger proposal or the South State authorized share count proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of South State common stock (the “South State adjournment proposal”).

Each of the four proposals was approved by the requisite vote of South State’s shareholders. The final voting results for each proposal are described below. For more information on each of these proposals, see the definitive joint proxy statement/prospectus filed by South State with the U.S. Securities and Exchange Commission on April 20, 2020.

1.	South State merger proposal:

For	Against	Abstain	Broker Non-Votes

26,117,680	189,172	76,204	N/A

2.	South State authorized share count proposal:

For	Against	Abstain	Broker Non-Votes

26,057,306	243,774	81,976	N/A

3.	South State compensation proposal:

For	Against	Abstain	Broker Non-Votes

17,281,550	8,984,835	116,671	N/A

4.	South State adjournment proposal:

For	Against	Abstain	Broker Non-Votes

22,985,983	3,268,782	128,291	N/A

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION

By:	/s/ John C. Pollok
John C. Pollok
Executive Vice President and Chief Financial Officer

Dated: May 21, 2020